CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated April 2, 2004 relating to the December 31, 2003 audited financial statements of Segway III Corp. This audits was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, Inc.

GATELY & ASSOCIATES, INC.


Altamonte, Florida
May 2, 2005